EXHIBIT 10.31

SECOND AMENDMENT

To Master Agreement to Lease Equipment No. 1103

THIS SECOND AMENDMENT TO MASTER AGREEMENT TO LEASE EQUIPMENT NO. 1103 dated Apri1 14, 2003 (this “Amendment”), is entered into by and between CISCO SYSTEMS CAPITAL CORPORATION (“Lessor”), and INTERNAP NETWORK SERVICES CORPORATION, a Delaware corporation (formerly a Washington corporation) (“Lessee”), and amends, and shall be deemed incorporated into, that certain Master Agreement to Lease Equipment between Lessor and Lessee dated as of January 20, 1998, as amended (the “Master Lease”) (such Master Lease having been previously amended by that certain Amendment and Amendment to Master Agreement to Lease Equipment No. 1103 and Schedules dated May 23, 2002 (the “First Amendment”) which has been incorporated into the Master Lease), and is entered with reference to the following:

A.    Lessor has requested certain modifications to the financial covenants in the Master Lease.

B.    Lessor and Lessee have agreed to amend the Master Lease on the terms provided herein.

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.    DEFINITIONS

(a) All capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings assigned to such terms in the Lease.

(b) In addition to terms defined in the Lease, the following terms shall have the following meanings and shall be incorporated into the Master Lease, as amended hereby:

“Second Amendment” shall mean that certain Second Amendment to Master Agreement to Lease Equipment No. 1103 between Lessor and Lessee, dated April 14, 2003.

“Second Amendment Closing Date” shall mean the date when all of the conditions precedent set forth in Section 3 of the Second Amendment have been satisfied or otherwise waived in writing by Lessor.

“Second Amendment Payment” shall have the meaning ascribed to such term in Section 5(b) of the Second Amendment.

(c)    The definition of “EBITDA” shall be amended and restated as follows:

“EBITDA” means, for any applicable period, the revenue of Lessee: minus Lessee’s (i) direct cost of network, (ii) cost of customer support, (iii) product development costs, (iv) sales and marketing costs, and (v) general and administrative costs; plus the amount of any deduction to the foregoing as the result of any grant to any employees of Lessee of any stock options, to the extent deducted from the foregoing in accordance with generally accepted accounting principles.

2.    ACKNOWLEDGMENT OF LEASE OBLIGATIONS

Lessee hereby acknowledges, confirms and agrees that: (a) each of the Lease Documents to which it is a party has been duly executed and delivered to Lessor by Lessee, and each is in full force and effect as of the Second Amendment Closing Date, (b) the agreements and obligations of Lessee contained in such Lease Documents, including, without limitation, this Amendment, constitute the legal, valid and binding obligations of Lessee, enforceable against it in accordance with their respective terms, and Lessee has no valid defense to the enforcement of such obligations, and (c) Lessor is and shall be entitled to the rights, remedies and benefits provided for in the Lease Documents and applicable law.

3.    CONDITIONS PRECEDENT

(a)    Conditions to Effectiveness.

The effectiveness of this Amendment shall be conditional upon the following conditions having been satisfied or provided for in a manner satisfactory to Lessor:

(i)    Receipt of Lease Documents. This Amendment shall have been duly executed by, and delivered to, Lessee and Lessor.

(ii)  No Events of Default. Lessee shall not be in default under (i) any agreement with Lessor or Cisco Systems, Inc. (ii) any agreement with any Person as a result of this Amendment.

(iii) Representations and Warranties. No representation or warranty by Lessee contained herein or in any of the other Lease Documents shall be untrue or incorrect in any material respect as of the Second Amendment Closing Date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated hereunder.

4.    FURTHER LESSEE REPRESENTATIONS AND COVENANTS

Lessee hereby represents and warrants to Lessor that as of the First Amendment Closing Date:

(a) The representations and warranties contained in the First Amendment were true and correct in all material respects when made and, except to the extent (i) that a particular representation or warranty by its terms expressly applies only to an earlier date, (ii) Lessee has previously advised Lessor in writing as contemplated under the Master Lease, or (iii) amended by this Amendment, are true and correct in all material respects as of the date hereof.

(b) Since May 23, 2002, no Material Adverse Change has occurred.

(c) The consent of Silicon Valley Bank to Lessee’s execution, delivery and performance of this Amendment is not required under any of the agreements between Silicon Valley Bank and Lessee.

5.    AMENDMENT TO MASTER LEASE

The Master Lease shall be amended as follows:

(a)    Amendment to Financial Covenants.    As applicable to the Fiscal Quarters set forth below, Section 4(d) of the Appendix shall be amended and restated as follows:

“(d) From the Second Amendment Closing Date through the date that all obligations of Lessee to Lessor are paid in full, including, without limitation, payment of all Rent, Lessee shall comply with each of the financial covenants set forth below:

(i)     Minimum Revenue.    Lessee shall have for each Fiscal Quarter ending on the last day of such Fiscal Quarter as set forth below, revenue for such period of not less than the amount set forth below opposite such Fiscal Quarter:

Quarterly Period Ending	Revenue
March 31, 2003	$32,500,000
June 30, 2003	$32,500,000
September 30, 2003	$32,500,000
December 31, 2003 and thereafter	$32,500,000

(ii)    Minimum EBITDA.    Lessee shall have for each Fiscal Quarter ending on the last day of such Fiscal Quarter as set forth below, EBITDA for such period of not less than the amount set forth below opposite such Fiscal Quarter:

Quarterly Period Ending	EBITDA
March 31, 2003	$1,200,000
June 30, 2003	$2,400,000
September 30, 2003	$2,400,000
December 31, 2003 and thereafter	$2,600,000

(iii)    Minimum Unrestricted Cash Balance.    The Unrestricted Cash Balance of Lessee shall not, at any time, be less than $10,000,000.”

(b)     Modification of Payment Terms (Second Amendment Payment).    On or before April 18, 2003, Lessee shall pay to Lessor, by wire transfer to the account designated in the attached Exhibit A, or to such other account as Lessor may hereafter notify Lessee in writing, the sum of $2,232,871.58 (the “Second Amendment Payment”), representing the sum of the March, 2004 and April, 2004 payments under Section 2(b) of the First Amendment, together with any other payments owed by Lessee to Lessor through the Second Amendment Closing Date under the Master Lease, all Schedules subject to such Master Lease immediately prior to the effectiveness of this Amendment, and under all other agreements between Lessor and Lessee. Such Second Amendment Payment shall be in lieu of and in substitution for the March, 2004 and April, 2004 payments under Section 2(b) of the First Amendment. All other terms and provisions of Section 2(b) of the First Amendment shall remain in full force and effect. (By way of example, but without limiting the foregoing, nothing contained in this Amendment shall affect the due dates of the payments payable by Lessor from and after the month of May, 2004 under Section 2(b) of the First Amendment.)

(c)    Collateral Access Agreements.    The first sentence of Section 4(c)(v) of the First Amendment is hereby deleted in its entirety. In lieu of the requirements of the first sentence of Section 4(c)(v) of the First Amendment, Lessee shall use its best efforts to obtain and to deliver to Lessor as soon as practicable and by or before March 31, 2004, a Collateral Access Agreement for each location where Equipment subject to any Remaining Schedules is located, substantially in the form of Exhibit E attached to the First Amendment.

(d)    Financial Reports.    With respect to Lessee’s Fiscal Year ended December 31, 2002, as an alternative to providing the year-end financials required by the first sentence of Section 4(c)(iv) of the First Amendment, Lessee may deliver to Lessor, by or before April 16, 2003, Lessee’s Form 10-K for such Fiscal Year, as filed by or before such date with the Securities and Exchange Commission. The first sentence of Section 4(c) of the First Amendment shall be deemed amended accordingly, but all other requirements of Section 4(c) shall remain in effect.

6.    MISCELLANEOUS

(a)    Further Assurances.    The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

(b)    Binding Effect.      This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(c)    Survival of Representations and Warranties.    All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Lessor shall affect the representations and warranties or the right of Lessor to rely upon them.

(d) Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.

(e) Governing Law. The governing law section set forth in the Master Lease shall apply to this Amendment.

(f) Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

(g) Complete Agreement. This Agreement together with other Lease Documents constitute the complete and final agreement of the parties hereto, and supersedes all prior or contemporaneous oral or written communications, proposals, and discussions, with respect to the subject matter hereof.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be duly executed by their authorized representatives as of the date first set forth above.

CISCO SYSTEMS CAPITAL CORPORATION, Lessor By: Title:	INTERNAP NETWORK SERVICES CORPORATION Lessee By: Title:

Exhibit A

to Second Amendment to

Master Agreement to Lease Equipment No. 1103

Wire Transfer Instructions

Bank of America

Account No.

ABA No. 121000358

Address: 1455 Market Street, 21st Floor

San Francisco, CA 94103

Account Name: Cisco Systems Capital Corp

Reference: Internap